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                                                     EXHIBIT 10.2

     Agreement to Amend the Agreement to Terminate License,
          Supply and Marketing Agreement ("Termination
          Agreement") and Letter Agreement Respecting
        Reimbursement of Expenses ("Letter Agreement").



This Agreement to Amend the Termination Agreement and the Letter Agreement by and between Knoll Pharmaceutical Company, with offices at 3000 Continental Drive - North, Mount Olive, NJ 07828-1234 (hereinafter "Knoll") and Cytogen Corporation, with offices at 600 College Road East, Princeton, NJ 08540 (hereinafter "Cytogen") is
made as of July          , 1998.
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                           Background

Whereas, the parties hereto entered into the Termination Agreement on November 1, 1994, which, inter alia, provided for a schedule of payments, the total of which were referred therein as the Termination Payment;

Whereas, the parties hereto entered into the Letter Agreement on November 1, 1994, which, inter alia, provided for a schedule of payments to reimburse Knoll for direct out-of pocket marketing expenses and certain clinical expenses; and

Whereas, the parties wish to amend the Termination Agreement and the Letter Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein recited, and other good and valuable considerations, the receipt of which is acknowledged, it is agreed as follows:

   Article I - Final Payment under the Termination Agreement.

1.01 Article III "Payments", Paragraph 3.01 is amended to provide that the date of the final installment of the Termination
Payment shall be revised from July 1, 1998 to December 15, 1998.

1.02 On or before December 15, 1998, Cytogen shall pay to Knoll, in addition to the final installment of the Termination Payment of $637,500.00, interest on such amount calculated from July 1, 1998 through the date of payment at the prevailing prime


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rate of interest as of such date, as such rate is established by
Citibank NA or its successor bank.

1.03      All other terms and conditions of the Termination
Agreement shall remain in full force and effect.

     Article II - Final Payment under the Letter Agreement

2.01 Schedule A "Payment Schedule for Prior Obligations" of the Letter Agreement is amended to provide that the date of the final payment installment shall be revised from July 1, 1998 to December 15, 1998.

2.02 On or before December 15, 1998, Cytogen shall pay to Knoll the final payment installment of $1,062,500 set forth in Schedule A of the Letter Agreement and interest on such amount calculated from July 1, 1998 through the date of payment at the prevailing prime rate of interest as such of such date of payment, as such rate is established by Citibank NA or its successor bank.

2.03 All other terms and conditions of the Letter Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their duly authorized representatives in the manner legally binding upon them on the date first written above.

KNOLL PHARMACEUTICAL COMPANY           CYTOGEN CORPORATION



/s/ Carter H. Eckert                    /s/ John E. Bagalay, Jr.
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Carter H. Eckert                        John E. Bagalay, Jr.
Date:  7/6/98                           Date:  7/13/98
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